SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)          February 5, 1996
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                 McNEIL REAL ESTATE FUND V, LTD.
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     (Exact name of registrant as specified in its charter)





     California                           0-8229              94-6356980
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(State  or  other jurisdiction  of      (Commission       (I.R.S. Employer
incorporation  or organization)          File  Number)     Identification No.)




     13760 Noel Road, Suite 700, LB70, Dallas, Texas, 75240
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       (Address of principal executive offices)     (Zip code)




Registrant's  telephone   number, including area code        (214) 448-5800
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
ITEM 5.  OTHER EVENTS

On February 5, 1996, McNeil Real Estate Fund V, Ltd. (the "Partnership") executed a Purchase Agreement (the "Agreement") dated January 23, 1996 with BRE Properties, Inc. to sell to BRE the property commonly known as the Sycamore Valley Apartments in Fountain Valley, California (the "Property"), which Property represents substantially all of the assets of the Partnership. The gross purchase price for the Property is $23,300,000, subject to certain adjustments. Consummation of the sale is subject to the satisfaction of certain conditions, including the approval of the limited partners of the Partnership of the sale of the Property. The Partnership presently anticipates submitting the sale for limited partner approval at a meeting in April 1996.

If the sale of the Property is consummated, it is currently contemplated that McNeil Partners, L.P., the general partner of the Partnership (the "General Partner") will commence the dissolution and termination of the Partnership. In connection with such dissolution and termination, the General Partner will liquidate any remaining assets, repay creditors and authorize distributions to the partners of the Partnership, including distributions of net proceeds from the sale of the Property, in accordance with the terms of the Partnership Agreement of the Partnership. Neither the amount nor timing of any such distributions has been determined.

                 McNEIL REAL ESTATE FUND V, LTD.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                        McNEIL REAL ESTATE FUND V, LTD.




                        By:   McNeil Partners, L.P., General Partner

                              By:  McNeil Investors, Inc., General Partner



February 14, 1996              By: /s/  Donald K. Reed
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Date                              Donald K. Reed
                                  President